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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    July 17, 2002
                                                     -------------

                        AAVID THERMAL TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                    0-27308                  02-0466826
----------------------------      ------------------        ------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


       One Eagle Square, Suite 509
         Concord, New Hampshire                                   03301
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(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code:           (603) 224-1117
                                                              --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 17, 2002, Aavid Thermal Technologies, Inc., (the "Company") sold all of the outstanding shares of Aavid Thermalloy Holdings, GmbH, which in turn owned approximately 89.5% of the outstanding shares of curamik electronics GmbH, pursuant to a Share Sale and Purchase Agreement between the Company and Electrovac Fabrikation Electrotechnischer Spezialartikel GesmbH dated July 10, 2002 (the "Sale Agreement"). Under the Sale Agreement, the Company received consideration of EURO31,290,000, subject to possible adjustment based upon consolidated net assets of curamik and certain indemnification obligations of the Company. The foregoing summary of the transaction is qualified in its entirety by reference to the Sale Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)      PRO FORMA FINANCIAL INFORMATION.

         Pro forma financial information is not yet available, but will be filed by amendment as soon as it becomes available.

(c)      EXHIBITS.

         10.1 Share Sale and Purchase Agreement between Aavid Thermal Technologies, Inc. and Electrovac Fabrikation
                  Electrotechnischer Spezialartikel GesmbH dated July 10, 2002.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            AAVID THERMAL TECHNOLOGIES, INC.



                                            By: /s/ John W. Mitchell
                                            --------------------------------
                                            Name: John W. Mitchell
                                            Title: General Counsel


Date: August 1,  2002

                                  EXHIBIT INDEX

         10.1 Share Sale and Purchase Agreement between Aavid Thermal Technologies, Inc. and Electrovac Fabrikation
                  Electrotechnischer Spezialartikel GesmbH dated July 10, 2002.